Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Cellectar Biosciences, Inc. (the “Company”) for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James V. Caruso, Chief Executive Officer of the Company, and I, Chad J. Kolean, Chief Financial Officer of the Company, certify, to the best of our knowledge and belief, pursuant to 18 U.S.C.§ 1350, adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James V. Caruso	/s/ Chad J. Kolean
James V. Caruso	Chad J. Kolean
Principal Executive Officer	Principal Financial Officer

Dated:   October 20, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cellectar Biosciences, Inc. and will be retained by Cellectar Biosciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.